Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Black Hills Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Debt Securities (2)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Equity	Depositary Shares	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Equity	Common stock, par value $1.00	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
Fees to be Paid	Other	Units (3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $1.00	415(a)(6)	(4)		$139,935,431.03 (4)			S-3	333-240320	August 4, 2020	$18,163.62 (4)
	Total Offering Amount					(1)		(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$0

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of the registration fees.

(2)	The Debt Securities to be offered hereunder will consist of one or more series of Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities, or any combination thereof.

(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, this Registration Statement includes unsold securities originally registered under the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 4, 2020 (Registration No. 333-240320), as follows: an aggregate amount of $139,935,431.03 of common stock issuable under the registrant’s at-the-market equity offering program. Also pursuant to Rule 415(a)(6), the offering of such unsold securities under the original registration statement is deemed terminated as of the date of effectiveness of this Registration Statement.